Exhibit 10.35

EXECUTION COPY

PERFORMANCE GUARANTY

(Series 2006-1)

PERFORMANCE GUARANTY (this “Guaranty”) dated as of July 11, 2006 is made by Cendant Corporation, a Delaware corporation and by Wyndham Worldwide Corporation, a Delaware corporation (“Wyndham Worldwide”) in favor of Sierra Timeshare 2006-1 Receivables Funding, LLC, a Delaware limited liability company (the “Issuer”), Sierra Deposit Company, LLC, a Delaware limited liability company (the “Depositor”), Wells Fargo Bank, National Association, as trustee, (the “Trustee”) and U.S. Bank, National Association, as collateral agent (the “Collateral Agent”) under the Indenture and Servicing Agreement referenced below for the benefit of holders of Notes issued pursuant to such Indenture and Servicing Agreement and the Insurer referred to in such Indenture and Servicing Agreement.

PRELIMINARY STATEMENTS

WHEREAS, the Issuer, Wyndham Consumer Finance, Inc. (“WCF”) a Delaware corporation, as servicer (in such capacity, the “Servicer”), the Trustee and the Collateral Agent have entered into that certain Indenture and Servicing Agreement dated as of the date hereof (the “Indenture”);

WHEREAS, the Issuer has, under the terms of the Indenture, issued $550,000,000 of its Loan-Backed Notes, Series 2006-1 (the “Notes”);

WHEREAS, the Notes are secured by and payable from a portfolio of Pledged Loans and related Pledged Assets and other Collateral, each as described in the Indenture, and each of the Pledged Loans is a loan sold by either WCF or Trendwest Resorts, Inc. (“Trendwest”) to the Depositor and sold by the Depositor to the Issuer;

WHEREAS, WCF has sold Pledged Loans and related Pledged Assets to the Depositor under the terms of the Fairfield Purchase Agreement;

WHEREAS, Trendwest has sold Pledged Loans and related Pledged Assets to the Depositor under the terms of the Trendwest Purchase Agreement;

WHEREAS, on the date of this Guaranty, each of WCF, Trendwest, the Issuer and the Depositor is an indirect wholly-owned subsidiary of Cendant;

WHEREAS, on the Separation Effective Date (as defined herein), each of WCF, Trendwest, the Issuer and the Depositor will be wholly-owned direct or indirect subsidiaries of Wyndham Worldwide;

WHEREAS, each of Cendant and Wyndham Worldwide expects to receive substantial direct and indirect benefits from the transactions contemplated in the Indenture; and

WHEREAS, as an inducement for the Noteholders to purchase the Notes and the Insurer to issue the Insurance Policy each of Cendant and Wyndham Worldwide have agreed to enter into and undertake its obligations as provided in this Guaranty.

NOW, THEREFORE, Cendant and Wyndham Worldwide each hereby agrees with the Issuer, the Depositor, the Trustee and the Collateral Agent, as follows:

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture as in effect on the date of this Guaranty. As used herein, the following terms shall have the following meanings:

“Cendant” means the Delaware corporation known on the date of this Guaranty as Cendant Corporation.

“Defective Loan Obligations” means the obligation of the Issuer set forth in Section 5.4 of the Indenture to deposit the Release Price for any Pledged Loan that (a) is a Defective Loan under the terms of the Indenture, but (b) is not a Defective Loan under the terms of the Fairfield Purchase Agreement or the Trendwest Purchase Agreement that is required to be repurchased by WCF or by Trendwest under the applicable Purchase Agreement.

“Fairfield_Purchase Agreement” means the Master Loan Purchase Agreement dated as of August 29, 2002 by and between WCF, as seller, Fairfield Resorts, Inc., Fairfield Myrtle Beach, Inc., Kona Hawaiian Vacation Ownership, LLC, Shawnee Development, Inc., Sea Gardens Beach and Tennis Resort, Inc., Vacation Break Resorts at Star Island, Inc., Palm Vacation Group, Ocean Ranch Vacation Group and the Depositor, as purchaser, as such agreement has been or is subsequently amended, supplemented or amended and restated and specifically includes the Series 2002-1 Supplement thereto dated as of August 29, 2002 and the Series 2006-1 Supplement thereto dated as of July 11, 2006 as each such supplement is subsequently amended, supplemented or amended and restated.

“Guaranteed Party” means each of the Depositor, the Issuer, the Trustee and the Collateral Agent on behalf of all holders of Notes and the Insurer.

“Obligations” means the Seller Obligations, the Servicer Obligations and the Defective Loan Obligations.

“Performance Guarantor” means either Cendant or Wyndham Worldwide and “Performance Guarantors” means both Cendant and Wyndham Worldwide.

“Purchase Agreement” means either the Fairfield Purchase Agreement or the Trendwest Purchase Agreement and “Purchase Agreements” means both the Fairfield Purchase Agreement and the Trendwest Purchase Agreement.

“Seller” means WCF or Trendwest and “Sellers” means both WCF and Trendwest.

“Seller Obligations” means, collectively all covenants, agreements, terms, conditions and other obligations to be performed and observed by each Seller under the applicable Purchase Agreement as such covenants, agreements, terms, conditions and other obligations arise in connection with, or otherwise relate in any way to the Pledged Loans and the Pledged Assets, and shall include without limitation the due and punctual payment when due of all sums that are or may become owing by such Seller under the applicable Purchase Agreement, whether in respect of fees, expenses (including counsel fees), indemnified amounts or otherwise, including without limitation any such fees, expenses and other amounts that accrue after the commencement of any Insolvency Proceeding with respect to such Seller (in each case whether or not allowed as a claim in such Insolvency Proceeding) and shall include, without limitation, the obligations of the Seller under Section 7(a) of the Series 2002-1 Supplement which is included as part of the Fairfield Purchase Agreement, the obligations of the Seller under Section 7(a) of the Series 2006-1 Supplement which is part of the Fairfield Purchase Agreement, the obligations of the Seller under Section 7(a) of the Series 2002-1 Supplement which is part of the Trendwest Purchase Agreement and the obligations of the Seller under Section 7(a) of the Series 2006-1 Supplement which is part of the Trendwest Purchase Agreement.

“Separation Effective Date” means the date on which Wyndham Worldwide and its subsidiaries cease to be subsidiaries of Cendant.

“Servicer Obligations” means, collectively, all covenants, agreements, terms, conditions and other obligations to be performed and observed by WCF in its capacity as the Servicer under the Indenture, and shall include without limitation the due and punctual payment when due of all sums that are or may become owing by the Servicer under the Indenture, whether in respect of fees, expenses (including counsel fees), indemnified amounts or otherwise, including without limitation any such fees, expenses and other amounts that accrue after the commencement of any Insolvency Proceeding with respect to WCF (in each case whether or not allowed as a claim in such Insolvency Proceeding).

“Trendwest Purchase Agreement” means the Master Loan Purchase Agreement dated as of August 29, 2002, by and between Trendwest, as seller and the Depositor, as purchaser as such agreement has been or is subsequently amended, supplemented or amended and restated and specifically includes the Series 2002-1 Supplement thereto dated as of August 29, 2002 and the Series 2006-1 Supplement thereto dated as of July 11, 2006 as each such supplement is subsequently amended, supplemented or amended and restated.

SECTION 2. Separation Effective Date. Prior to the Separation Effective Date, the obligations of Cendant and Wyndham Worldwide hereunder are joint and several obligations, subject, however, to enforcement only as provided in this Section 2 and provided that all of Cendant’s obligations under this Guaranty, without regard to when such obligations arose, shall terminate as provided in this Section 2. Notwithstanding any other provision of this Guaranty each agreement and obligation of Cendant and of Wyndham Worldwide undertaken in this Guaranty is subject to the terms of this Section 2.

(a) Obligations of Cendant. As between Cendant and Wyndham Worldwide, Cendant agrees that, any actions, payments or agreements which are to be taken, made or fulfilled prior to the Separation Effective Date shall be taken, made or fulfilled by Cendant. Furthermore, the Issuer, the Depositor, the Collateral Agent and the Trustee each agree that prior to the Separation Effective Date, such party will seek enforcement actions hereunder only against Cendant and not against Wyndham Worldwide; provided, however, that at any time on or after the Separation Effective Date, such parties may seek enforcement against Wyndham Worldwide, and only Wyndham Worldwide, for all obligations hereunder, including those that accrued before the Separation Effective Date and had not been satisfied as of the Separation Effective Date, whether or not enforcement of such obligations had been sought against Cendant (other than any obligations the enforcement of which had been sought against Cendant and denied by Cendant, and such denial had been upheld by the final and unappealable action of a court of competent jurisdiction).

(b) Obligations of Wyndham Worldwide. On and after the Separation Effective Date, all actions, payments or agreements, including, without limitation, the obligations referred to in the proviso of Section 2(a), which are to be taken, made or fulfilled hereunder shall be taken, made or fulfilled by Wyndham Worldwide and shall be enforceable only against Wyndham Worldwide without regard to when such obligations arose or against whom such obligation was sought to be enforced. Wyndham Worldwide hereby agrees that if the Separation Effective Date occurs, then it is and will be bound by any and all judgments, rulings or other binding determinations made on or before the Separation Effective Date with respect to the obligations arising under this Guaranty whether such judgments, rulings or other binding determinations were made against Cendant, Wyndham Worldwide or both such Performance Guarantors and will fully comply with and fulfill the terms thereof. Without limiting the generality of the foregoing, Wyndham Worldwide’s obligations hereunder shall be unaffected by Cendant’s failure to honor any obligations it owed to Wyndham Worldwide.

(c) Cendant Released. On and after the Separation Effective Date, Cendant shall be and hereby is absolutely released from any and all obligations under this Guaranty, and on and after the Separation Effective Date, Cendant will not be liable for any past, present or future obligations under this Guaranty and will no longer be a party to this Guaranty or be bound by this Guaranty.

SECTION 3. Guaranty of Sellers’ Obligations. Cendant and Wyndham Worldwide each hereby guarantees to the Depositor, the Issuer, the Trustee and the Collateral Agent on behalf of all holders of Notes and the Insurer the full and punctual payment and performance of all of WCF’s Seller Obligations under the Fairfield Purchase Agreement, and all of Trendwest’s and WCF’s Seller Obligations under the Trendwest Purchase Agreement as such obligations relate to the Pledged Loans and the Pledged Assets.

SECTION 4. Guaranty of Servicer’s Obligations. Cendant and Wyndham Worldwide each hereby guarantees to the Issuer, the Trustee and the Collateral Agent on behalf of all holders of Notes and the Insurer the full and punctual payment and performance of all of WCF’s Servicer Obligations.

SECTION 5. Guaranty of Defective Loan Obligations. Cendant and Wyndham Worldwide each hereby guarantees to the Trustee and the Collateral Agent for the benefit of the holders of the Notes and the Insurer the full and punctual payment and performance of the Defective Loan Obligations.

SECTION 6. Performance Guarantor’s Further Agreements to Pay. Cendant and Wyndham Worldwide each further agrees, as the principal obligor and not as a guarantor only, that it will pay to each Guaranteed Party, forthwith upon demand in funds immediately available to such Guaranteed Party, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by such Guaranteed Party in connection with the enforcement of the Obligations and this Guaranty, together with interest on amounts recoverable under this Guaranty from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the rate of interest most recently published in The Wall Street Journal as the “Prime Rate” plus 2%. Changes in the rate payable hereunder shall be effective on each date on which a change in the “Prime Rate” is published.

SECTION 7. Guaranty Absolute. Cendant and Wyndham Worldwide, each guarantees that the Obligations will be performed strictly in accordance with the terms of the Fairfield Purchase Agreement, the Trendwest Purchase Agreement and the Indenture regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms, provided, however, nothing herein shall be construed to require Cendant or Wyndham Worldwide to act in violation of any law, regulation or order. The obligations of Cendant and of Wyndham Worldwide under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted, prior to the Separation Effective Date against Cendant, and on and after the Separation Effective Date, against Wyndham Worldwide to enforce this Guaranty, irrespective of whether any action is brought against WCF, Trendwest, or the Issuer, or whether WCF, Trendwest or the Issuer is joined in any such action or actions. Subject to the terms set forth in Sections 2 and 18 of this Guaranty, this Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations. Cendant and Wyndham Worldwide each agrees that the validity and enforceability of this Guaranty shall not be impaired or affected by any of the following:

(i) any lack of validity or enforceability of the Fairfield Purchase Agreement, the Trendwest Purchase Agreement or the Indenture;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to departure from the Fairfield Purchase Agreement, the Trendwest Purchase Agreement or the Indenture;

(iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

(iv) any manner of application of collateral or proceeds thereof to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of WCF, Trendwest or the Issuer, as the case may be;

(v) any change, restructuring or termination of the corporate or other structure or existence of WCF, Trendwest or the Issuer; or

(vi) any other circumstance that might otherwise constitute a defense (other than payment and performance) available to, or a discharge of WCF, Trendwest or the Issuer or its affiliates or a guarantor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of WCF, Trendwest or the Issuer or otherwise, all as though such payment had not been made.

SECTION 8. Waiver by Performance Guarantor. Cendant and Wyndham Worldwide each waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Trustee protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against or any other person or entity or any collateral.

SECTION 9. Indemnification for Failure to File Assignments. Under the terms of the Fairfield Purchase Agreement and the Indenture, WCF as a Seller of Loans is not required to record collateral Assignments of Mortgages in the state of Florida so long as certain conditions set forth in the Indenture are satisfied. Cendant and Wyndham Worldwide each hereby agrees to indemnify, defend and hold harmless the Trustee, the Issuer and the Insurer against any and all costs, expenses, losses, damages, claims and liabilities which the Trustee, the Issuer or the Insurer may incur as a result of the fact that collateral Assignments of Mortgages are not filed or recorded in Florida.

SECTION 10. Subrogation. Neither Cendant nor Wyndham Worldwide will exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations and all other amounts payable under this Guaranty shall have been paid in full, the Notes have been paid in full and all amounts owed to the Insurer under the Insurance Agreement have been paid in full. If any amount shall be paid to Cendant or Wyndham Worldwide as Performance Guarantor under this Agreement on account of such subrogation rights at any time prior to the payment in full of all amounts described in the prior sentence, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Guaranteed Parties to be credited and applied upon the Obligations owed to the Guaranteed Parties, in accordance with the terms of the Transaction Documents. If (i) Cendant or Wyndham Worldwide shall make payment to the Guaranteed Parties of all or any part of the Obligations and, (ii) all Obligations and all other amounts payable under this Guaranty shall be paid in full, the Guaranteed Parties will, at Cendant’s or Wyndham Worldwide’s request, execute and deliver to such Performance

Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Performance Guarantor of an interest in the Obligations resulting from any such payment made by such Performance Guarantor hereunder. Notwithstanding the foregoing or any other provision of this Guaranty, the Issuer, Trendwest or WCF may enter into a reimbursement agreement with Cendant and/or Wyndham Worldwide under which the Issuer, Trendwest or WCF agrees to reimburse the respective Performance Guarantor for amounts such Performance Guarantor may be obligated to pay under this Guaranty as long as any such reimbursement shall be paid only from amounts that are not subject to the lien of the Indenture.

SECTION 11. Representations and Warranties. Each of Cendant and Wyndham Worldwide on behalf of itself only and not on behalf of the other represents and warrants on the date hereof that:

(a) Organization and Good Standing. It is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b) No Conflict or Violation. The execution, delivery and performance by it of this Guaranty and the transactions contemplated hereby are within its corporate powers, have been duly authorized by all requisite corporate action and do not contravene (i) any of the terms and provisions of its certificate of incorporation or its by-laws, (ii) any law, rule or regulation applicable to it the violation of which would have a material adverse effect on its performance hereunder, (iii) any contractual restriction binding on or affecting it or its properties the violation of which would have a material adverse effect on its performance hereunder or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its properties the violation of which would have a material adverse effect on its performance hereunder. It has duly executed and delivered this Guaranty.

(c) Power and Authority; Due Authorization. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery and performance by it of this Guaranty.

(d) Binding Obligation. This Guaranty is its legal, valid and binding obligation and is enforceable against it in accordance with the terms of this Guaranty, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization and similar laws of general applicability relating to or affecting creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Litigation. There is no action, suit or proceeding pending, or to its knowledge threatened, affecting it or its property before any court, governmental agency or arbitrator that materially adversely affects its ability to perform its obligations under this Guaranty, or that purports to affect the legality, validity or enforceability of this Guaranty.

(f) Rank of Obligations. Its obligations under this Guaranty do rank and will rank at least pari passu in priority of payment and in all other respects with all of its unsecured indebtedness.

SECTION 12. Payment Free and Clear of Taxes, Etc. (a) Any and all payments made by Cendant or Wyndham Worldwide hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Trustee and the Collateral Agent (each an “Indemnified Party”), taxes imposed on its income and franchise taxes imposed on it by the jurisdiction under the laws of which the Indemnified Party is organized (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities imposed on payments made by Cendant or Wyndham Worldwide hereunder being hereinafter referred to as “Taxes”). If Cendant or Wyndham Worldwide shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Indemnified Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12) such Indemnified Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) Cendant or Wyndham Worldwide, as applicable, shall make such deductions, and (iii) Cendant or Wyndham Worldwide, as applicable, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, Cendant and Wyndham Worldwide agree to pay any present or future stamp or documentary taxes or other excise or property taxes, charges or similar levies (but excluding all taxes that are excluded under Section 12(a)) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty (hereinafter referred to as “Other Taxes”).

(c) Cendant and Wyndham Worldwide shall indemnify each Indemnified Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 12) paid by such Indemnified Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Indemnified Party makes written demand therefor.

(d) Cendant or Wyndham Worldwide, as applicable, shall within thirty (30) days after the date of any payment of Taxes furnish each Indemnified Party, at its address referred to in Section 16, evidence of payment thereof.

(e) Without prejudice to the survival of any other agreement of Cendant or Wyndham Worldwide hereunder, the agreements and obligations of the Performance Guarantor contained in this Section 12 shall survive any termination of the Transaction Documents; provided, however, that this paragraph (e) is subject in all respects to the provisions of Section 2.

SECTION 13. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE. THIS GUARANTY IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. CENDANT, WYNDHAM WORLDWIDE, THE DEPOSITOR, THE ISSUER, THE TRUSTEE AND THE COLLATERAL AGENT EACH HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

SECTION 14. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

SECTION 15. Amendments, Etc. No amendment or waiver of any provision of this Guaranty or consent to any departure by the Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Depositor, the Issuer, the Trustee and the Collateral Agent and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. It shall be a condition to the execution by the Trustee of any such amendment, waiver or consent that (i) so long as no Insurer Default has occurred and is continuing, the Trustee shall first receive the written consent of the Insurer or (ii) if an Insurer Default has occurred and is then continuing, the Rating Agency Condition shall have been satisfied.

SECTION 16. Notices, Etc. (a) All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto and notices to Standard & Poor’s Ratings Services shall be given at the address set forth below. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answerback, or (c) notice by facsimile copy, when verbal communication of receipt is obtained. Notices sent to Standard & Poor’s Ratings Services shall be sent to:

Standard & Poor’s Ratings Services

55 Water Street

New York, New York 10041

Fax number: 212-438-2655

(or to such other address as may be furnished in writing to the Performance Guarantor, the Issuer and the Trustee).

(b) All notices, claims, demands or documents given to the Performance Guarantor under this Guaranty prior to the Separation Effective Date shall be given both to Cendant and to Wyndham Worldwide; however, Wyndham Worldwide agrees and that all notices, claims, demands or other documents submitted to Cendant prior to the Separation Effective Date, whether or not also submitted to Wyndham Worldwide, shall, for all purposes of this Guaranty, be deemed to have been delivered to and received by Wyndham Worldwide (whether or not actually so delivered and received) on the same dates that they were delivered to and received by Cendant.

SECTION 17. No Waiver; Remedies. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 18. Termination of the Performance Guarantor’s Obligations under the Guaranty. Notwithstanding any other provisions of this Guaranty, Cendant’s obligations under this Guaranty shall terminate as provided in Section 2. The Performance Guarantor’s obligations hereunder shall continue in full force and effect until the date that is one year and one day after the Termination Date. Subject to Section 2, this Guaranty shall continue to be effective or shall be reinstated, as the case may be, with respect to the Performance Guarantor if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned in connection with any Insolvency Proceeding with respect to WCF, Trendwest, or the Issuer or any other Person or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not the Performance Guarantor is in possession of this Guaranty. To the extent permitted by law, no invalidity, irregularity or unenforceability by reason of the Bankruptcy Code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of the Performance Guarantor under this Guaranty.

SECTION 19. Successors and Assigns. This Guaranty shall be binding upon Cendant and Wyndham Worldwide and their respective successors and permitted assigns, and neither Cendant nor Wyndham Worldwide shall assign any of its rights or obligations hereunder without the prior written consent of the Trustee which consent shall be given only as provided in Section 15. The benefits of this Guaranty shall inure to the benefit of, and be enforceable by, the Guaranteed Parties, their respective successors, transferees and assigns.

SECTION 20. Effect of Bankruptcy. To the extent permitted by law, this Guaranty shall survive the occurrence of any Insolvency Proceeding with respect to WCF, Trendwest, the Issuer or any other Person. To the extent permitted by law, no automatic stay under the Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which WCF, Trendwest or the Issuer is subject shall postpone the obligations of the Performance Guarantors under this Guaranty.

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IN WITNESS WHEREOF, each Performance Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

CENDANT CORPORATION,
as Performance Guarantor

By:	/s/ Ronald L. Nelson
Name:	Ronald L. Nelson
Title:	President and Chief Financial Officer

Address: 1 Campus Drive
Parsippany, New Jersey 07054

Telephone: (973) 496-5672
Telecopier: (973) 496-5080

WYNDHAM WORLDWIDE CORPORATION, as Performance Guarantor

By:	/s/ Virginia M. Wilson
Name:	Virginia M. Wilson
Title:	Executive Vice President and Chief Financial Officer

Address: Seven Sylvan Way
Parsippany, New Jersey 07054

Telephone: (973) 496-2455
Telecopier: (973) 496-2456

Acknowledged and accepted as of

this              day of July, 2006:

SIERRA TIMESHARE 2006-1 RECEIVABLES FUNDING, LLC,
as Issuer

By:	/s/ Mark A. Johnson
Name:	Mark A. Johnson
Title:	President

Address: 10750 West Charleston Blvd.
Suite 130, Mailstop 2070
Las Vegas, Nevada 89135

Telephone: (702) 562-8316

Telecopier: (702) 227-3179

SIERRA DEPOSIT COMPANY, LLC,
as Depositor

By:	/s/ Mark A. Johnson
Name:	Mark A. Johnson
Title:	President

Address: 10750 West Charleston Blvd.
Suite 130, Mailstop 2067
Las Vegas, Nevada 89135

Telephone: (702) 304-4216
Telecopier: (702) 304-4211

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Cory Branden
Name:	Cory Branden
Title:	Vice President

Address: N9311-161 Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services - Asset-Backed Administration

Telephone:
Telecopier: 612-667-3464

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Patricia O’Neill
Name:	Patricia O’Neill
Title:	Vice President

Address: 401 South Tryon Street
NC-1179
12th Floor
Charlotte, NC 28288-1179
Attention: Structured Finance Trust Services

Telephone:

Telecopier:

[Signature page to Series 2006-1 Guaranty]